Exhibit 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Comcast Corporation


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report on Garden State Cablevision L.P., dated February 6, 1995 included in Comcast Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in the Registration Statement.


                                                        /s/ Arthur Andersen LLP


Philadelphia, Pa.
October 4, 1995




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                                                        Exhibit 23.4 (Continued)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Comcast Corporation


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report on Comcast International Holdings, Inc. and Subsidiaries, dated February 17, 1995 included in Comcast Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in the Registration Statement.


                                                         /s/ Arthur Andersen LLP


Philadelphia, Pa.
October 4, 1995